UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California		90067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders.

Korn/Ferry International’s (the “Company”) 2015 Annual Meeting of Stockholders was held on September 24, 2015. At the 2015 Annual Meeting of Stockholders, stockholders of the Company (i) elected the eight nominees named in the Proxy Statement to serve as directors until the Company’s 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal, (ii) approved a non-binding advisory resolution regarding the Company’s executive compensation, and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year. To the extent applicable, set forth below are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each such matter.

(1)	Election of the eight nominees named in the Proxy Statement to serve on the Board of Directors until the 2016 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain	Broker Non- Votes
Doyle N. Beneby	44,740,324	93,323	83,757	3,403,748
Gary D. Burnison	44,804,112	29,562	83,730	3,403,748
William R. Floyd	44,803,449	29,951	84,004	3,403,748
Christina A. Gold	44,811,406	22,269	83,729	3,403,748
Jerry P. Leamon	44,737,522	21,975	157,907	3,403,748
Debra J. Perry	44,598,122	31,582	287,700	3,403,748
George T. Shaheen	44,541,524	243,966	131,914	3,403,748
Harry L. You	44,397,986	70,599	448,819	3,403,748

(2)	Non-binding advisory resolution regarding the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
44,395,310	213,382	308,712	3,403,748

(3)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year.

For	Against	Abstain	Broker Non-Votes
46,129,230	1,948,291	243,631	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: September 29, 2015
/s/ Jonathan Kuai
(Signature)
	Name:	Jonathan Kuai
	Title:	General Counsel and Corporate Secretary